EXHIBIT 16.1

[MOSS ADAMS LLP LETTERHEAD]

April 16, 2010

Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

 Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 16, 2010 of Columbia Bancorp and are in agreement with the statements contained therein as they relate to Moss Adams LLP.

 Respectfully,

/s/ Moss Adams LLP

MOSS ADAMS LLP
Portland, Oregon